UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 3, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In November 2006, FIRSTPLUS Auto Group, Inc. (“FPAuto”), a newly formed subsidiary of the registrant, acquired a pool of motor vehicle retail installment sale contracts and security agreements (the “Notes”) from Eddie Perkins, individually and doing business as Pierce Auto Group. Mr. Perkins is co-President and a director of FPAuto. The purchase price was $520,000, with a 20% hold back for credit enhancement for the benefit of FPAuto. An initial payment of $208,000 was paid in November 2006. Under the purchase agreement, FPAuto will make a second installment payment of $208,000 on January 2, 2007. The initial hold back amount of $104,000 will be released to the Seller on a monthly basis when the cumulative collections on the notes is greater than the $526,000 in the amount of cumulative collections on the notes in excess of $526,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President